Exhibit 10.1

THIRD AMENDMENT TO LEASING AGREEMENT

THIS THIRD AMENDMENT TO LEASING AGREEMENT (“Third Amendment”), dated for reference purposes only as of this 4th day of October, 2017, by and between PRIM 1801 ROCKVILLE PIKE, LLC, a Delaware limited liability company (“Landlord”) and LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, GE Investment Realty Partners I, Limited Partnership, Landlord’s predecessor in interest, and Tenant entered into that certain Leasing Agreement dated May 1, 1997 (the “Original Lease”), as amended by that certain First Amendment to Leasing Agreement dated February 22, 2007 (the “First Amendment”), and as further amended by that certain Second Amendment to Leasing Agreement dated July 31, 2012 (the “Second Amendment”)(the Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the “Lease”) pursuant to which Tenant leased those certain premises on the second (2nd) floor of the building located at 1801 Rockville Pike, Rockville, Maryland (the “Building”), said premises containing Twenty-Five Thousand Nine Hundred Seventy Six (25,976) rentable square feet designated as Suite 200 (the “Existing Premises”);

WHEREAS, the Term of the Lease is scheduled to expire on October 31, 2017; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) decrease the square footage of the Existing Premises, (ii) extend the Term of the Lease, and (iii) amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

1.     Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.     Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. From and after the date hereof, the Lease and this Third Amendment shall be known collectively as the “Lease”.

3.     Premises.

a.     Effective on the Third Amendment Renewal Date (as defined in Paragraph 4 below), the rentable area of the Premises as set forth in Section 1.01 of the Lease, as amended, shall be further amended to decrease the Existing Premises by approximately Eighteen Thousand Nine Hundred Sixty-Five (18,965) rentable square feet of space (the “Third Amendment Surrender Space”) to Seven Thousand Eleven (7,011) rentable square feet (the "Third Amendment Reduced Premises") as shown on Exhibit A-2 attached hereto.

b.     On or before the Third Amendment Renewal Date, Tenant shall surrender the Third Amendment Surrender Space to Landlord in accordance with Section 21.01 of the Lease (collectively, the “Tenant’s Surrender Obligations”) and, subject to those provisions contained in the Lease which by their terms specifically survive the expiration or earlier termination of the Lease, the Lease shall terminate with respect to the Third Amendment Surrender Space, effective on the Third Amendment Renewal Date, and neither Landlord nor Tenant shall have any further liability under the Lease with respect to the Third Amendment Surrender Space only from and after the Third Amendment Renewal Date. After the Third Amendment Renewal Date, Tenant shall, within five (5) days after Landlord’s request, complete and execute the letter attached hereto as Exhibit C and deliver it to Landlord.

c.     From and after the Third Amendment Renewal Date, except as otherwise provided herein, all references in the Lease to the Premises shall refer to the Third Amendment Reduced Premises.

4.     Term. The Term of the Lease is hereby extended for a period of two (2) years and four (4) months commencing on November 1, 2017 (the “Third Amendment Renewal Date”) and expiring on February 29, 2020 (inclusive, the “Third Amendment Renewal Term”), unless sooner terminated pursuant to the provisions of the Lease or hereof.

5.     Basic Rent. Commencing on the Third Amendment Renewal Date and continuing throughout the Third Amendment Renewal Term, Tenant shall pay Basic Rent with respect to the Third Amendment Reduced Premises at the times and in the manner set forth in Article 3 of the Lease in accordance with the following schedule:

Period	Annual Basic Rent	Monthly Basic Rent
11/01/17 – 10/31/18*	$227,857.56	$18,988.13
11/01/18 – 10/31/19	$234,693.24	$19,557.77
11/01/19 – 02/29/20	$241,734.00	$20,144.50

* Notwithstanding anything to the contrary contained in the Lease or herein, Landlord has agreed to waive the Basic Rent payable by Tenant hereunder for the first two (2) full calendar months of the Third Amendment Renewal Term (i.e., November 1, 2017 through December 31, 2017) (the “Third Amendment Rent Abatement Period”) in the amount of Eighteen Thousand Nine Hundred Eighty-Eight and 13/100 Dollars ($18,988.13) per month (the “Third Amendment Abated Rent”). The total Third Amendment Abated Rent pursuant to this provision shall be Thirty-Seven Thousand Nine Hundred Seventy-Six and 26/100 Dollars ($37,976.26). No other amounts due to Landlord under the Lease shall be abated, except as expressly provided otherwise in another provision of the Lease. In the event Tenant commits a default as defined in Section 19.01 of the Lease during the Third Amendment Rent Abatement Period, which continues beyond any applicable notice and cure period provided in the Lease, Tenant shall not be entitled thereafter to receive any remaining portion of the Third Amendment Abated Rent. In the event Tenant commits a default under the Lease which continues beyond the expiration of any applicable notice and cure period set forth in the Lease, which default results in the termination of the Lease by Landlord pursuant to its remedies set forth therein, then the portion of the Third Amendment Abated Rent that Landlord has so conditionally waived remaining unamortized as of the effective date of termination (using a straight-line amortization period over the Third Amendment Renewal Term) shall be due and payable by Tenant to Landlord in accordance with the terms and conditions set forth in Section 19.01 of the Lease. At the expiration of the Third Amendment Renewal Term, the Third Amendment Abated Rent shall be fully amortized. If the Lease expires in accordance with its terms, and does not terminate as a result of a default by Tenant, Landlord agrees to permanently waive the Rent it has conditionally waived.

6.     Tenant’s Pro Rata Share. Notwithstanding anything in the Lease to the contrary, effective as of the Third Amendment Renewal Date, Tenant’s pro rata share of increases in Operating Expenses shall be 3.87% and the Tenant’s pro rata share of increases in Real Estate Taxes shall be 3.87%.

7.     Base Year; Additional Rent.

a.     Effective as of the Third Amendment Renewal Date, notwithstanding anything to the contrary set forth in the Lease, the term “Base Year” shall mean the calendar year 2017, the term “Base Real Estate Taxes” shall mean Real Estate Taxes for the Base Year, and the term “Real Estate Tax Year” shall refer to each calendar year after the Base Year.

b.     Tenant shall not have any obligation to pay Tenant’s pro rata share of increases in Operating Expenses or Tenant’s pro rata share of increases in Real Estate Taxes for the period commencing on the Third Amendment Renewal Date and continuing through the last day of the twelfth (12th) full consecutive month following the Third Amendment Renewal Date. Commencing on the first day of the thirteenth (13th) full calendar month following the Third Amendment Renewal Date and continuing throughout the remainder of the Third Amendment Renewal Term, Tenant shall resume payments of Tenant’s pro rata share of increases in Operating Expenses and Tenant’s pro rata share of increases in Real Estate Taxes.

8.     Parking. Effective as of the Third Amendment Renewal Date, the first three sentences of Section 30.01 of the Lease, as amended by Paragraph 12 of the First Amendment, shall be deleted in their entireties, and the following shall be inserted in lieu thereof:

“During the Third Amendment Renewal Term, while Tenant is occupying the Premises and is not in default under the terms of this Lease, Tenant shall have the right to utilize 3.8 parking spaces in the Building’s parking garage per 1,000 rentable square feet of the Premises, subject to reasonable rules and regulations promulgated from time to time by Landlord. Tenant may use such spaces on a daily or monthly basis. As of the Third Amendment Renewal Date, the monthly and daily parking rates shall be $85.00 and $7.00 per space respectively, which rates shall be subject to increases from time to time during the Third Amendment Renewal Term.”

9.     Signage. Within ninety (90) days after Tenant’s receipt of written notice from Landlord, Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s signage located on the exterior of the Building. In the event that Tenant does not receive written notice from Landlord to remove all of Tenant’s signage located on the exterior of the Building during the Third Amendment Renewal Term, then Tenant shall, at Tenant’s sole cost and expense, remove such signage upon the expiration of the Third Amendment Renewal Term. Tenant shall restore any damage to the Building or the Project caused by the removal of such signage at Tenant’s sole cost and expense.

10.     Tenant Improvements.

a.     Tenant acknowledges that Landlord has met its obligations, if any, to construct tenant improvements for the Existing Premises and to construct improvements to the Base Building pursuant to the Lease, including, without limitation, Paragraph 10 of the Second Amendment, Paragraph 11 of the Second Amendment, Schedule 1-A attached to the Second Amendment, Schedule 1-B attached to the Second Amendment and Schedule 2 attached to the Second Amendment. Tenant hereby agrees to accept the Existing Premises in its “AS-IS, WHERE-IS” condition as of the date hereof and, except as otherwise set forth in this Third Amendment, Landlord shall have no obligation to construct tenant improvements for the Existing Premises from and after the date of this Third Amendment or the Third Amendment Reduced Premises during the Third Amendment Renewal Term.

b.     Landlord shall, using Landlord’s Building standard materials, finishes and methods, and at Landlord’s sole cost and expense, cause the Third Amendment Reduced Premises to be separately demised from the Third Amendment Surrender Space in accordance with the space plan and pricing notes attached hereto as Exhibit D which shall also include the installation of a demising wall (“Demising Wall”) separating the Third Amendment Reduced Premises from the Third Amendment Surrender Space (collectively, the “Third Amendment Reduced Premises Demising Work”). Any improvements other than the Third Amendment Reduced Premises Demising Work shall be subject to Landlord’s prior written approval (which such approval shall not be unreasonably withheld, conditioned or delayed), shall be at Tenant’s sole expense and, except as otherwise permitted by Landlord, shall be constructed by Landlord. Tenant hereby grants Landlord and its agents access to the Existing Premises (prior to the Third Amendment Renewal Date) or the Third Amendment Reduced Premises (from and after the Third Amendment Renewal Date) for the purpose of performing the Third Amendment Reduced Premises Demising Work. Tenant hereby acknowledges that the Third Amendment Reduced Premises Demising Work shall be performed while Tenant is in occupancy of the Existing Premises, and Landlord's actions in connection with the Third Amendment Reduced Premises Demising Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the performance of the Third Amendment Reduced Premises Demising Work, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such construction or Landlord's actions in connection with such construction. Landlord shall use commercially reasonable efforts to not unreasonably interfere with Tenant’s use and enjoyment of the Existing Premises (prior to the Third Amendment Renewal Date) or the Third Amendment Reduced Premises (from and after the Third Amendment Renewal Date) during such construction.

11.     Temporary Space.

a.     Commencing on the Third Amendment Renewal Date (the “Temporary Space Commencement Date”) and continuing through and including February 28, 2018 (the “Temporary Space Occupancy Period”), Tenant shall have the right to occupy those certain existing classrooms located in the Third Amendment Surrender Space as shown on Exhibit B attached hereto (the “Temporary Space”). Prior to entering the Temporary Space, Tenant shall obtain (to the extend not previously provided to Landlord) all insurance Tenant is required to obtain by the Lease and shall provide certificates evidencing said insurance to Landlord. Tenant's occupancy of the Temporary Space shall be subject to all of the terms and conditions of the Lease except Tenant shall not be required to pay Basic Rent, Tenant’s pro rata share of increases in Operating Expenses and Tenant’s pro rata share of increases in Real Estate Taxes for the Temporary Space during the Temporary Space Occupancy Period.

b.     Tenant hereby acknowledges that Tenant's occupancy of the Temporary Space is on an "as is" basis and in its "as is, where-is" condition with all faults. On or before February 28, 2018, Tenant shall surrender the Temporary Space to Landlord in accordance with the terms of the Lease. If Tenant fails to so surrender the Temporary Space to Landlord, in addition to all sums due for the Third Amendment Reduced Premises, until such time as Tenant surrenders the Temporary Space to Landlord, Tenant shall pay Basic Rent, Tenant’s pro rata share of increases in Operating Expenses and Tenant’s pro rata share of increases in Real Estate Taxes at the same rate per rentable square foot then in effect for the Third Amendment Reduced Premises (which such amount shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any). In addition, Landlord shall have the right to consider Tenant to be in hold over at the Temporary Space under the terms of the Lease.

12.     Notices. The notice address for Landlord in Section 26.01 of the Lease, as amended, is hereby deleted and the following is substituted in lieu thereof:

“Landlord:                         PRIM 1801 Rockville Pike, LLC

c/o AEW Capital Management, LP

WTC – East, Two Seaport Lane

Boston, Massachusetts 02210-2021

Attention: David McGeehan, Vice President

With a Copy to:                 Avison Young – Washington, D.C., LLC

11921 Rockville Pike, Suite 200

Rockville, Maryland 20852

Attention: Asset Manager”

13.     Miscellaneous. Effective as of the date hereof, Paragraph 9 of the Second Amendment is hereby deleted in their entireties and are of no further force and effect.

14.     Brokers. Landlord and Tenant each represent and warrant to the other party that it has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Third Amendment other than Avison Young – Washington, D.C., LLC, representing Landlord (the “Broker”). Landlord shall pay a commission to the Broker in accordance with the terms of a separate agreement between Landlord and the Broker. Each party shall indemnify and hold harmless the other party from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with the indemnifying party in connection with this Third Amendment.

15.     Reaffirmation of Terms. Except as modified herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect. If a conflict exists between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall control to extent of such conflict or inconsistency.

16.     Representations. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default beyond any applicable notice and cure period of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Third Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Third Amendment. Landlord hereby represents and warrants to Tenant that Landlord (i) is not in default beyond any applicable notice and cure period of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Third Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Third Amendment.

17.     Counterpart Copies; Electronic Signatures. This Third Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Third Amendment. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, an electronic or telefaxed signature of either party, whether upon this Third Amendment or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

18.     Execution and Delivery of Third Amendment. This Third Amendment shall become binding upon Landlord and Tenant only when fully executed by both parties and when Landlord has delivered this Third Amendment to Tenant in the manner set forth in this Third Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment.

LANDLORD:

PRIM 1801 ROCKVILLE PIKE, LLC, a Delaware limited liability company, Manager

By:	/s/ Matthew Tracy
Name:	Matthew Tracy
Its:	Authorized Signatory

TENANT:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By:	/s/ Magnus Nylund

Its:	Chief Operating Officer

Date of Tenant’s Execution:	10/20/2017

EXHIBIT A

THIRD AMENDMENT REDUCED PREMISES

Exh A-2-1

EXHIBIT B

TEMPORARY SPACE

Exh B-2-1

EXHIBIT C

VERIFICATION LETTER

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation, ("Tenant") hereby certifies that it has entered into a lease amendment with PRIM 1801 ROCKVILLE PIKE, LLC., a Delaware limited liability company ("Landlord") and verifies the following information as of the _____ day of ______________, 201_:

Number of Rentable Square Feet in Reduced Premises:

Third Amendment Renewal Date:

Lease Termination Date:

Tenant's pro rata share:

Initial Basic Rent:

Federal Tax I.D. No.:

Tenant acknowledges that it is in possession of the Third Amendment Reduced Premises.

TENANT:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By:

Its:

[SIGNATURES CONTINUE ON NEXT PAGE]

Exh B-2-2

ACKNOWLEDGED AND AGREED TO:

LANDLORD:

PRIM 1801 ROCKVILLE PIKE, LLC,

a Delaware limited liability company,
Manager

By: _______________________________

Name: ____________________________

Its: Authorized Signatory

Exh B-2-3

EXHIBIT D

SPACE PLAN FOR THIRD AMENDMENT REDUCED PREMISES DEMISING WORK

Sch 3-1

COPYRIGHT BATES ARCHITECTS, P.C.

# PRICING NOTES:

1. INSTALL NEW INSULATED DEMISING WALL FROM FLOOR TO DECK ABOVE. PAINT TO MATCH FINISHES ON TENANT SIDE. INSTALL NEW BASE TO MATCH TENANT SIDE. ADJUST LIGHTS, DIFFUSER & SPRINKLER HEADS AS REQUIRED TO INSTALL THE NEW WALL & SEPARATE THE TWO (2) ADJOINING SPACES.
2. SELECTED DEMO DRYWALL IN THIS AREA TO INSTALL A NEW ALL GLASS SUITE ENTRY DOOR & HARDWARE (TO MATCH BUILDING STANDARD). PAINT CORRIDOR SIDE TO MATCH EXISTING. REPAIR CARPET & BASE IN THIS AREA TO MATCH EXISTING.
3. SEPARATE HVAC, LIGHTING & POWER IN THIS NEW VACANT SUITE FROM THE ADJOINING OCCUPIED TENANT SUITE. PATCH, PAINT & ADD WALL BASE TO MATCH IN THIS AREA.
4. MODIFY WALL AS REQUIRED FOR NEW CLASSROOM DOOR. DOOR & HARDWARE TO MATCH EXISTING CLASSROOM DOORS (NOTE: IF EXISTING CLASSROOM DOORS/ FRAMES & HARDWARE CAN BE SALVAGED FROM ADJOINING SPACE, PROVIDE AS AN ALTERNATING PRICE) PAINT WALLS TO MATCH. PATCH WALL BASE & CARPET TO MATCH.
5. SEPARATE HVAC & LIGHTING. AUDIO VISUAL MODIFICATIONS ARE BY THE TENANT.
6. EXISTING IT CLOSET TO REMAIN. REMOVE EXISTING PAIR OF DOORS/ FRAME & INFILL WALL TO MATCH. INSTALL NEW DOOR & HARDWARE. PROVIDE LOUVER IN DOOR FOR VENTILATION.
7. RELOCATE EXISTING GLASS DOORS TO THIS LOCATION TO ISOLATE THE NEWLY CREATED VACANT TENANT SPACE. PATCH ADJOINING PUBLIC AREA FINISHES TO MATCH. ADJUST THE LIGHTING & SPRINKLER HEADS IN THIS AREA TO ACCOMMODATE NEW DOOR.
8. NO OTHER MODIFICATIONS ARE REQUIRED IN THE NEWLY CREATED VACANT AREAS AT THIS TIME.
9. REMOVE ALL METAL TOILET PARTITIONS, TOILET FIXTURES, SINKS, COUNTERTOPS & ALL ACCESSORIES. PATCH CERAMIC TILE WALLS & FLOORS W/ CAULK TO MATCH TILE COLOR. CAP ALL PLUMBING FIXTURES IN THE WALL. REPAIR & REPAINT DRYWALL AS REQUIRED.

EXIST. CLASSROOM 1,160 USF
EXIST. COMPUTER ROOM 593 USF
EXIST. TEACHER'S LOUNGE 4,42 USF
EXIST. CORRIDOR
NEW WORKROOM
NEW WORKROOM
NEW VACANT TENANT SPACE
REDUCED CLASSROOM 4 576 USF
REDUCED CLASSROOM 3 556 USF
REDUCED CLASSROOM 2 501 USF
REDUCED CLASSROOM 1 516 USF
EXIST. STUDENT KIOSK
EXIST. PANTRY
EXIST. WOMEN
EXIST. MEN
EXIST. IT CLOSET
NEW SUITE DOOR
NEW DOOR
EXIST. ELEV. LOBBY
REDUCED RECEPTION
NEW SUITE ENTRY
NEW VACANT TENANT SPACE

OPTION B

Bates ARCHITECTS
121 NORTH COURT STREET, FREDERICK, MD 21701
FAX 301.644.0446 TEL 877.621.5953
WWW.BATESARCHITECTSPC.COM

The Learning Tree
1801 Rockville Pike
Rockville, Maryland 20850

SK-2

| | |
|---|---|
| Drawing Size | 17"x11" |
| Dwg By: | HMG |
| Today Date | 06.29.17 |
| BA No. | 17043.01 |

Sch 3-2

COPYRIGHT BATES ARCHITECTS, P.C.

**PRICING PLAN GENERAL NOTES:**

- UNLESS NOTED OTHERWISE (UNO), NEW SC WD DOOR HARDWARE TO INCLUDE BUILDING STANDARD ADA LEVER, BUTT HINGES, FLOOR STOP, AND DOOR SILENCERS.
- NEW SC WD DOOR FINISH TO BE BUILDING STANDARD STAIN, COLOR OF STAIN TO MATCH EXISTING. DOOR SPECIES TO MATCH EXISTING BUILDING STANDARD.
- NEW DOOR FRAMES TO BE HOLLOW METAL, KNOCKDOWN, SEMIGLOSS FINISH PAINT, COLOR TBD.
- NO NEW CARPET SCHEDULED. EXISTING TO REMAIN, WHERE POSSIBLE.
- NEW WALL BASE TO BE BUILDING STANDARD 4" VINYL COVE, ARMSTRONG OR EQ. MATCH EXISTING.
- NEW WALL PAINT TO BE BUILDING STANDARD EGGSHELL, COLOR TBD, SHERWIN WILLIAMS OR EQ. 1 COAT OF PRIMER, 2 COATS OF PAINT.
- EXISTING ACOUSTIC CEILING TO REMAIN THROUGHOUT SPACE. EXISTING CEILING FIXTURES TO REMAIN, WHERE POSSIBLE. REUSE/RELOCATE SALVAGED FIXTURES AS NEEDED BEFORE PROVIDING NEW.
- NEW EXTERIOR GYP. BD. CORNERS TO RECEIVE CORNER BEADING. NEW GYP. BD. JOINTS BETWEEN NEW AND EXISTING WALLS TO RECEIVE J-BEADING.
- NEW POWER/DATA/TELE FIXTURES ARE TO BE LOCATED @ 18" AFF UNO.
- ALL NEW WALLS TO RECEIVE 1-1/2" SAFB.
- ALL LOCKS TO BE KEYED TO BUILDING MASTER.
- SIGNAGE BY TENANT.
- PROVIDE ADA COMPLIANT SCHLUTER STRIP WHERE FLOOR MATERIALS CHANGE. TRANSITION SHALL OCCUR @ CENTERLINE OF OPENING.
- SHELVING BY TENANT.
- PROVIDE WOOD BLOCKING IN PARTITIONS WHERE WALL-MOUNTED FIXTURES AND EQUIPMENT ARE ANTICIPATED.
- "D" STANDS FOR "DEDICATED," AND "GFI" STANDS FOR "GROUND FAULT INTERRUPTOR."

· Bates ·
ARCHITECTS
121 NORTH COURT STREET, FREDERICK, MD 21701
FAX 301.644.0646 TEL 877.621.5953
WWW.BATESARCHITECTSPC.COM

The Learning Tree
1801 Rockville Pike
Rockville, Maryland 20850

SK-3

| | |
|---|---|
| Drawing Size | 11"x17" |
| Dwg By: | HMG |
| Today Date | 06.29.17 |
| BA No: | 17041.01 |

Sch 3-3